PROMISSORY NOTE

Borrower:	NonInvasive Medical Technologies, LLC	Lender:	Conrad A. Kalitta
	(SSN: 73-1683024)		48001 Denton Road
	3201 University Drive, Suite 360		Belleville, MI 48111
Auburn Hills, MI 48326

Principal Amount: $400,000.00	Date of Note: July 1, 2006

PROMISE TO PAY. NonInvasive Medical Technologies, LLC (“Borrower”) promises to pay to Conrad A. Kalitta (“Lender”), or order, in lawful money of the United States of America, the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on or before December 1, 2007. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis: that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST RATE. The interest rate on this Note is six percent (6%) per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due to reduce the principal balance due. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument must be mailed or delivered to: Conrad A. Kalitta, 48001 Denton Road, Belleville, Michigan 48111.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default: Borrower fails to make any payment when due under this Note.

Other Defaults: Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor of forfeiture proceeding, in an amount determined by Lender, in his sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity or, or liability under, any guaranty of the indebtedness evidenced by this Note.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES/EXPENSES: Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. That includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all sums provided by law.

GOVERNING LAW: This Note will be governed by the laws of the State of Michigan, without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Michigan.

CHOICE OF VENUE: If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Washtenaw County, State of Michigan.

LINE OF CREDIT. This Note evidences a revolving line of credit. Borrower acknowledges and agrees that Lender has already made advances in principal that total $391,730.66 pursuant to this line of credit. Furthermore, Borrower acknowledges and agrees that the accounting attached as Exhibit A is an accurate and complete record of advances made to Borrower. Additional advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records.

PRIOR NOTE: This Promissory Note constitutes a renewal and restatement of, and replacement and substitute for, that certain Promissory Note dated October 12, 2004 in the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00), as amended, executed by the Borrower and made payable to the order of Lender (the “Prior Note”). The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced by this Promissory Note, and nothing contained herein shall be deemed to constitute a repayment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment for payment, demand for payment, notice of dishonor, protest and notice of protest. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. If any one or more provisions of this Promissory Note are determined unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

PRIOR TO SIGNING THIS PROMISSORY NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PROMISSORY NOTE. BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

NONINVASIVE MEDICAL TECHNOLOGIES, LLC

By   /s/ Ronald McCaughan

Ronald L. McCaughan, President/Member of
NonInvasive Medical Technologies, LLC

Dated: July 1, 2006